Exhibit 3.1
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SYMPOSIUM CORPORATION

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

                  Symposium Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: The name of the Corporation is Symposium Corporation.

                  SECOND: The Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on May 9, 1997 under the name Brack Industries, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 7, 1998 under the name Symposium Telecom Corporation.

                  THIRD: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation by amending Article FIRST as follows:

                  "FIRST: The name of the Corporation is Cross Media Marketing Corporation."


                  FOURTH: The foregoing amendment to the Corporation's Amended and Restated Certificate of Incorporation was declared advisable by the Board of Directors of the Corporation pursuant to a resolution duly adopted on November 13, 2000, and was duly adopted in accordance with the provisions of Section 242(b) of the Delaware General Corporation Law by the vote of a majority of the stockholders of the Corporation entitled to vote thereon.

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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate to be executed this 28th day of December, 2000.



                                 SYMPOSIUM CORPORATION


                                 By:   /s/ Ronald Altbach
                                       ---------------------
                                       Ronald Altbach
                                       Chief Executive Officer, Chairman of the
                                       Board of Directors and Secretary